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                                                                    Exhibit 16.1
Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

June 10, 2002


Dear Sir/Madam:

We have read the statements made in the first, second, third and fourth paragraphs of Item 4, to be included in the Form 8-K filed by Dayton Superior Corporation, dated June 10, 2002, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



Arthur Andersen LLP




Copy:             Alan F. McIlroy
                  Chief Financial Officer